Exhibit 10.33


                    AGREEMENT OF PURCHASE AND SALE OF ASSETS
                    ----------------------------------------


THIS AGREEMENT OF PURCHASE AND SALE OF ASSETS (the "Agreement") is dated this
                                                    ---------
30th day of January, 2004 between MEASUREMENT SPECIALTIES, INC., a New Jersey corporation ("MSI " or "Seller") and CONAIR CORPORATION, a Delaware corporation
               ---       ------
(the "Purchaser").
      ---------

                              BACKGROUND STATEMENT
                              --------------------

A. Seller, among other things, designs, manufactures and markets sensor-based bathroom and kitchen scale products under the Thinner brand name ("Products") all of which Products are listed by Seller's model codes, SKU
       --------
     number or other designations on Schedule A, (the "Business"). "Products"
                                     ----------
     shall also include products under development as identified on Schedule A
                                                                    ----------
     ("Products Under Development").
       --------------------------

B. Seller desires to sell (or license as provided below) certain of the assets necessary to operate the Business and Purchaser desires to purchase such assets, specifically excluding the Excluded Assets (as hereinafter defined) for the Purchase Price (as hereinafter defined) and upon the terms and subject to the conditions hereinafter set forth.


                             STATEMENT OF AGREEMENT
                             ----------------------

     In consideration of the mutual covenants and agreements hereinafter set forth, the parties agree as follows:

1.0  PURCHASE AND SALE OF ASSETS; LICENSE OF CERTAIN RIGHTS.
     ------------------------------------------------------

1.1  Assets Transferred.  On the "Closing Date" (as defined in Section 3.2
     ------------------           ------------
     below), Seller shall sell, assign and deliver (or, in the case of Sections 1.1(f) and 1.1(g) hereof, license) to Purchaser, free and clear of all liabilities, obligations, liens and encumbrances of any kind other than the Assumed Liabilities and except as expressly set forth herein, and Purchaser shall purchase and acquire (or license in the case of Sections 1.1(f) and 1.1(g)) from Seller, all right, title and interest in and to the properties, assets and rights owned by Seller in the Business, and specifically set forth in this Section 1.1, (collectively, the

"Purchased Assets"):
 ----------------

     (a) all inventories of finished Products owned, used or held by Seller on the Closing Date, (which inventories (excluding inventory in-transit) of Products as of January 30, 2004 are listed by Seller's model codes, SKU number or other designations, cube size and unit price on Schedule
                                                                        --------
          1.1(a)(i) attached hereto and which inventories of Products in-transit
          ---------
          as of January 30, 2004 are listed by Seller's model codes, SKU number or other designations, cube size and unit price on Schedule 1.1(a)(ii)
                                                             -------------------
          attached hereto) and all packaging materials relating thereto (collectively, the "Inventories"), including Inventories in transit to
                              -----------
          Seller and Inventories at any location, whether or not controlled by Seller;

     (b) all transferable rights (including rights that become transferable pursuant to Section 9.1 of this Agreement or otherwise pursuant to the
                      -----------
          consent or approval of third parties) of Seller relating to the Purchased Assets or the Business under (i) those written or oral contracts, arrangements, license and technology agreements and other agreements listed on Schedule 1.1(b), and (ii) all open customer
                               ---------------
          purchase orders ("Open Customer Orders") and open purchase orders from Seller to its suppliers for Products not yet in inventory ("Open
                                                                      ----
          Supplier Purchase Orders"), (the items described in clauses (i) and
          ------------------------
          (ii) above collectively referred to as the "Contracts");
                                                      ---------

     (c)  (i)  all trademarks, service marks and trade names listed on Schedule
                                                                       --------
          1.1(c)(i) and any registrations and applications therefore, and all
          ---------
          common law trademarks, used exclusively in connection with the Products (collectively the "Thinner Marks"), and (ii) all copyrights,
                                      -------------
          all copyright registrations and applications for copyright registrations identified on Schedule 1.1(c)(ii), and any other
                                      -------------------
          non-registered copyrights, used exclusively in connection with the marketing, promotion and sale of the Products (the items described in clauses (i) and (ii) are collectively referred to as the "Intellectual
                                                                    ------------
          Property"), together with all files relating to the prosecution or
          --------
          maintenance of any item of Intellectual Property in the possession of Seller or its attorneys or agents;

     (d) to the extent relating exclusively to the Business or the Products, all manuals, information, artwork, signage, displays, computer files and other catalogs, mailing lists, price lists, lists of customers, production data, marketing, advertising and promotional materials and records (including without limitation items relating to Products displayed in Seller's industry trade booths and, at Purchaser's option exercisable within 90 days of the Closing Date hereof provided that Seller has at or prior to the Closing Date made the booths available to Purchaser for inspection or delivered photographs thereof to Purchaser, the booths themselves), purchasing materials and records, manufacturing and quality control records and procedures and other similar materials ("Materials");
                                        ---------

     (e) to the extent their transfer is permitted by law or applicable regulations or guidelines, and to the extent related exclusively to the Products, any licenses, permits, approvals, license applications and product registrations and certifications issued by any governmental agency or pursuant to any regulatory, engineering, industrial or other codes, including without limitation those of Underwriters Laboratories ("Permits");
                                      -------

     (f) a perpetual, irrevocable, royalty-free, non exclusive license under the patents (the "Licensed Patents") listed on Schedule 1.1(f) is
                            ----------------             ---------------
          hereby granted by Seller to Purchaser (as of the Closing Date) to make, market and sell Products anywhere in the world, which shall not in any way restrict or limit the exclusive rights granted to Purchaser pursuant to Section 1.1(g)(i); and

     (g) a perpetual, irrevocable, royalty-free license is hereby granted by Seller to Purchaser (as of the Closing Date) to utilize Seller's Designs (as hereinafter defined), including without limitation all rights under any industrial design patents of Seller related to Seller's Designs, in connection with Purchaser's sale and marketing of Products in the following territories (each, a "Design Territory"):
          (i) the license granted to Purchaser pursuant to this Section 1.1(g) shall be exclusive in the Design Territory consisting of the United States of America, its territories and possessions, Mexico and Canada ("North America"); and (ii) the license granted to Purchaser pursuant to this Section 1.1(g) shall be either exclusive or non-exclusive as designated on Schedule 1.1(g), with respect to each Design Territory
                        ---------------
          and Seller's Design set forth on Schedule 1.1(g).
                                           ---------------

          For the purposes of this Agreement, (i) "Seller's Designs" shall mean the exterior aesthetic designs and nonfunctional exterior features of sensor-based bathroom and kitchen scale products sold or offered for sale by Seller (A) utilizing the Thinner Marks or (B) bearing Substantially Similar Designs (as defined below), and (ii) "Substantially Similar Designs" shall mean (A) the same visible top covering (including its sides) regardless of color, of sensor-based bathroom and kitchen scale products having a non-glass platform sold or offered for sale by Seller or (B) in the case of glass scales, the same visible frame (regardless of color), or if the frame underneath the glass platform is not visible due to the design of the glass platform, the same unique shape and/or the same unique visible features of the glass platform regardless of color.



1.2  Excluded Assets.  The Purchased Assets shall not include any of the assets
     ---------------
     owned or used


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
     by the Seller not specifically identified in Section 1.1 above including without limitation: (a) cash and cash equivalents of Seller or the Business, (b) any accounts receivable of Seller or the Business, (c) any contractual claims Seller may have against third parties for damages, indemnification or otherwise arising under one or more Contracts, and arising from damage or injury suffered by Seller before Closing, (d) patents and patent applications of Seller (subject to the license rights granted in Section 1.1. above), (e) any inventory of Products held by, or in transit to, Seller prior to Closing, for Seller's distribution and sale in only Australia, Brazil, Israel, Japan, Korea, People's Republic of China, Philippines and Taiwan, (f) any inventory of kitchen scale Products,
     (g) any rights pursuant to Seller's agreements with its independent sales representatives ("Sales Representative Agreements"), and (h) any assets listed on Schedule 1.2 hereto (collectively, the "Excluded Assets").


2.0  ASSUMPTION OF LIABILITIES.
     -------------------------

2.1  Assumed Liabilities.  Subject to the terms and conditions of this
     -------------------
     Agreement, as of the Closing Date, Purchaser assumes and agrees to perform and discharge the following, and only the following liabilities of Seller incurred in the ordinary course of operating the Business (the "Assumed
                                                                     -------
     Liabilities"):
     -----------

     (a) (i) all liabilities arising from and after the Closing Date under and pursuant to all Contracts, and (ii) all liabilities arising prior to the Closing Date under Open Supplier Purchase Orders;

     (b) those liabilities, if any, for customer Product returns of non-defective Product, whether for stock balancing or of overstock or based upon an express or implied right of return granted to the customer prior to Closing or otherwise, relating to Products sold by Seller prior to the Closing ("Trade Returns") subject to Section 2.1.1 below; and

     (c) all liabilities for customer discounts, marketing allowances, rebate allowances, cooperative advertising allowances and similar charges incurred by Seller prior to the Closing Date, as specifically identified on Schedule 2.1(c) ("Customer Allowances").
                        ---------------   -------------------

     2.1.1 Without limiting anything contained in Section 2.1 hereof, in the event that, during the 90 day period following the Closing Date, Purchaser experiences a volume of Trade Returns that is clearly extraordinary relative to the historical non-defective returns for that particular customer (as compared to Seller's pre-closing Trade Return experience) ("Extraordinary Trade Return"), Purchaser and Seller shall meet to discuss in good faith, whether or not Seller should reimburse or pay Purchaser for any portion of the cost of such Extraordinary

Trade Returns, and, subject to agreement between the parties, if any, Seller shall reimburse or pay Purchaser for such portion of the cost and in such manner as mutually agreed. Except as otherwise set forth above in this Section 2.1.1, nothing contained in the immediately preceding sentence shall require Seller to make any such payment to Purchaser and Purchaser shall have no right to offset the cost of such Extraordinary Trade Returns against any amount owed to Purchaser.


2.2  Excluded Liabilities.  Notwithstanding anything to the contrary in this
     --------------------
     Agreement, except as expressly set forth in Section 2.1 above, Purchaser does not assume, and Seller shall indemnify and hold Purchaser harmless from all liabilities arising from or in connection with any or all of the following: (a) the operation of the Business or sale of Products prior to the Closing Date; (b) defective Products; (c) Sales Representative Agreements; and (d) claims of patent infringement and/or product liability arising from Seller's sale of Product, and/or from sale by Purchaser or any of its subsidiaries to customers anywhere in the world of Inventory and/or Product purchased from Seller on or after the Closing Date and/or any other scale products purchased from Seller before or after the Closing Date, including but not limited to any claim related to or arising from any of the matters set forth on Schedule 5.6, (collectively the "Excluded
                                                               --------
     Liabilities"). Without limiting the foregoing, Purchaser's rights and
     -----------
     Seller's obligations with respect to patent infringement claims pursuant to this Section 2.2, subdivision (d) shall include (i) liabilities relating to any customer return and/or inability of Purchaser or any of its subsidiaries to sell inventory of Product or other scale products purchased from Seller as the result of a patent infringement claim and/or (ii) any enhanced damages including for willful infringement, arising from or in connection with a patent infringement claim in connection with which Seller has provided Purchaser a written opinion of counsel that there is no infringement.

     With respect to defective Product pursuant to this Section 2.2, subdivision
     (b), Purchaser shall ship all defective Product to Seller's facility in Hong Kong. For defective Products returned to Purchaser within six (6) months from the Closing Date, Seller shall credit or, at Sellers election, directly reimburse Purchaser for such defective Products in an amount equal to such customer's actual cost of goods for such defective Products. For defective Products returned to Purchaser after the end of such 6-month period, Seller shall credit or, at Seller's election directly reimburse Purchaser for, such defective Products in an amount equal to Purchaser's cost (FOB Yantian) for such Products. In each such case of a defective Product return, whether such return occurs within or after such 6-month period, such credit or reimbursement shall be made within ten (10) business days from the date of invoice from Purchaser, together with Purchaser's reasonable out of pocket expenses incurred to ship such defective Products to Hong Kong

3.0  CLOSING; PURCHASE PRICE.
     -----------------------

3.1  Conditions Precedent to Obligations of Purchaser and Seller.   The
     ------------------------------------------------------------
     obligations of Purchaser and Seller to consummate the transactions contemplated by this Agreement will be subject to the satisfaction or waiver, at or prior to the Closing, of all of the following conditions; provided, however, that neither party shall be entitled to refrain from Closing due to the failure to occur of a condition required to be performed by that party.

     3.1.1. Execution and delivery of a Transition Services Agreement in the form attached as Attachment A.

     3.1.2. The representations and warranties of each party shall be true and correct as of the Closing.

     3.1.3. There shall be no material breach by either party in the performance of any of the covenants herein to be respectively performed by it.

     3.1.4. Seller shall have delivered to Purchaser a bill of sale for the transfer of the property included in the Purchased Assets and any assignment documents relating to the Purchased Assets reasonably requested by and satisfactory to Purchaser.

     3.1.5. Purchaser shall have delivered to Seller an assumption agreement relating to the Assumed Liabilities in the form attached as
               Exhibit 3.1.5.

     3.1.6. Purchaser shall have delivered to Seller the Purchase Price in the manner set forth in Section 3.3.
                                       -----------

     3.1.7. Seller shall have received and delivered to Purchaser the written consent of Fleet Capital Corporation to the consummation of the transactions contemplated by this Agreement.

3.2  Closing; Closing Date.  This Agreement and closing documents are being
     ---------------------
     executed and delivered via fax on the date hereof and the executed originals thereof shall be exchanged within two (2) business days. Payment of the Purchase Price pursuant to Section 3.3 shall occur, and the transactions contemplated by this Agreement shall be deemed consummated and become effective (the "Closing") as of 9:00 a.m. on February 2, 2004, or on such other date as the parties may agree in writing (the "Closing Date.

3.3  Purchase Price and Payment.  The purchase price (the "Purchase Price")
     --------------------------                            --------------
     for the Purchased Assets is Eleven Million Five Hundred Thousand Dollars ($11,500,000.00) subject to adjustment pursuant to this Section 3.3 and
     Section 3.4, payable as follows:

               a. At the Closing, Purchaser shall pay in cash by wire transfer to an account designated by Seller, Ten Million Five Hundred Thousand Dollars ($10,500,000.00), minus the total dollar amount of the Customer Allowances set forth on Schedule 2.1(c).
                                               ---------------

               b. In the event that the actual amount paid by Purchaser in respect of Customer Allowances (the "Actual Customer Allowance
                                               -------------------------
          Amount") during the six (6) months from the Closing Date is either
          ------
          less or greater than the amount of Customer Allowances set forth on
          Schedule 2.1(c) (the "Closing Date Customer Allowance Amount"),
          ---------------       --------------------------------------
          Purchaser or Seller as the case may be shall pay the other party for the shortfall or excess as follows: if the Actual Customer Allowance Amount is more than $25,000.00 greater than the Closing Date Customer Allowance Amount, Seller shall pay Purchaser, dollar for dollar calculated from $1.00 and above, the full amount by which the Actual Customer Allowance Amount exceeds the Closing Date Customer Allowance Amount; and if the Actual Customer Allowance Amount is more than $25,000.00 less than the Closing Date Customer Allowance Amount, Purchaser shall pay Seller, dollar for dollar calculated from $1.00 and above, the full amount by which the Closing Date Customer Allowance Amount exceeds the Actual Customer Allowance Amount. Any payment due under the preceding provisions of this Section 3.3(b) will be made within seven (7) business days following the end of such 6-month period. In the event that, after the Closing Date any customer off-sets the amount of any Customer Allowance assumed by Purchaser under Section 2.1 hereof from any amount due and owing from the customer to Seller, Purchaser shall reimburse Seller for such amount within 7 business days of receipt of written notice (together with supporting documentation provided by such customer with respect to such offset) from Seller of such offset; provided, however, that any amount reimbursed to Seller pursuant to this sentence shall be included as having been paid by Purchaser for purposes of determining the Actual Customer Allowance Amount.

               c. At the Closing, One Million Dollars ($1,000,000.00) of the Purchase Price (the "Escrow Amount") shall be paid to The Capital
                               -------------
          Trust Company of Delaware (the "Escrow Agent") to be held in escrow
                                          ------------
          and disbursed in accordance with the terms set forth below in this subsection (c) and the Escrow Agreement attached hereto as Attachment
          B. In the event that the greater of the amount of (1) the aggregate of gross sales of Products by Seller from April 1, 2003 through Closing and by Purchaser from Closing through March 31, 2004 or (2) the aggregate of gross sales of Products by Seller from May 1, 2003 through Closing and by Purchaser from Closing through April 30, 2004 (such greater amount hereinafter referred to as the "Gross Sale
                                                               ----------
          Amount") is less than or equal to $14.5 million, the Escrow Amount
          ------
          shall be returned to Purchaser. In the event the Gross Sale Amount is greater than or equal to $16.5 million, the Escrow Amount will be paid to Seller. In the event the

          Gross Sale Amount is greater than $14.5 million but less than $16.5 million the Escrow Amount will be divided proportionately between Purchaser and Seller. (By way of illustration: if the Gross Sale Amount is $16.0 million, $250,000 of the Escrow Amount will be returned to Purchaser and $750,000 of the Escrow Amount will be paid to Seller). The gross sales of Products by Seller through the Closing Date that shall be included in the Gross Sales Amount pursuant to this
          Section 3.3(c) shall be as reflected on Schedule 3.3(c). For purposes
                                                  ---------------
          of determining disbursement of the Escrow Amount under the foregoing terms of this Section 3.3(c), it is hereby acknowledged and agreed that Purchaser may operate the Business post-Closing and sell and market Products as Purchaser deems appropriate in its sole discretion, including but not limited to the right, exercisable in Purchaser's sole discretion, to sell or not to sell to any of Seller's existing customers. Within fifteen (15) business days after the end of each calendar month during the period from the Closing Date through April 30, 2004, Purchaser shall provide Seller with a report detailing its gross sales of Products for such month.

3.4  Inventory Adjustment.
     --------------------

     (a) Seller shall deliver to Purchaser at least five (5) business days before the Closing Date, Seller's final pre-Closing estimate of the gross value of the Inventory set forth on Schedule 1.1(a)(i) and Schedule 1.1(a)(i)(ii) as determined pursuant to Section 5.3(c), for informational purposes only.

     (b) No physical Inventory shall be transferred from Seller to Purchaser prior to Closing. All Inventory shall be counted and verified after the Closing Date as all the following are completed: (i) receipt of Inventory from Seller's facilities into Purchaser's facilities; (ii) shipment of Inventory by Seller on Purchaser's behalf pursuant to customer order; and
     (iii) delivery of Inventories in-transit on the Closing Date directly to Purchaser's facilities (collectively "Actual Inventory"). If the Actual Inventory value is (i) less than One Million Seven Hundred Thousand Dollars ($1,700,000.00), Seller shall pay Purchaser dollar for dollar, the amount of such difference, within five (5) business days of such determination or
     (ii) in excess of One Million Nine Hundred Thousand Dollars ($1,900,000.00), Purchaser shall pay Seller dollar for dollar, the amount of such excess, within five (5) business days of such determination.

3.5  Allocation of Purchase Price.  Within one hundred eighty (180) days of the
     ----------------------------
     Closing, Seller and Purchaser shall agree in writing upon an allocation of the Purchase Price and Assumed Liabilities among the Purchased Assets and the noncompetition covenants set forth in Section 8.3 ("Allocation
                                                             ----------
     Schedule"). Such allocation shall be made in accordance with the provisions
     --------
     of Section 1060 of the Internal Revenue Code of 1986, as amended, and shall be binding upon the Seller and the Purchaser for all purposes. Purchaser and Seller agree to (i) be bound by the Allocation Schedule, (ii) act in a manner consistent with the Allocation Schedule in the preparation of financial statements and filing of all state and United States federal income tax returns (including, without limitation, providing the other for their review a draft of Form 8594 and thereafter filing Form 8594 with its United States federal income tax return for the taxable year that includes the Closing Date) and in the course of any tax audit, tax review or tax litigation relating thereto, and (iii) take no position and cause any of their Affiliates (which term is defined as set forth in Rule 12b-2 of the General Rules and Regulations under the Securities Exchange Act of 1934, as amended) to take no position inconsistent with the Allocation Schedule for any tax purposes or in any judicial proceeding.


4.0  TRANSITION PERIOD; TRANSFER OF PURCHASED ASSETS.
     -----------------------------------------------

     4.1  Transition Services Agreement.  Seller shall perform certain
          ------------------------------
          services and otherwise assist Purchaser in the transition of the Business after Closing as set forth in the Transition Services Agreement entered into between the parties, the form of which is attached hereto as Attachment A.

     4.2  Intellectual Property.  Seller shall deliver and cause its
          ---------------------
          attorneys and agents to deliver to Purchaser, within twenty (20) business days following the Closing Date, all their respective files relating to registration and maintenance of the Thinner Marks and all other Intellectual Property.

     4.3  Material and Permits.  Seller shall deliver to Purchaser within
          ---------------------
          ten (10) business days following the Closing Date, all Materials and Permits specified in Section 1.1(d) and (e) respectively.

     4.4  Risk of Loss.  Risk of loss of Inventories, wherever located,
          ------------
          passes from Seller to Purchaser on the Closing Date.

     4.5 Sales Representatives. Seller intends to terminate as of the Closing Date all Sales Representative Agreements with respect to Products, except for any such agreements identified in writing by Purchaser, and as to such identified agreements, Seller shall inform the sales representative to await contact from Purchaser.

     4.6  Other Transition Matters.  Upon request with reasonable advance
          ------------------------
          notice, Seller agrees to accompany Purchaser on visits to customers of the Business for purposes of transitioning customer accounts. All such assistance shall be provided at no cost to Purchaser for a period up to sixty (60) days following the

          Closing, provided, however, that Purchaser shall reimburse Seller for any reasonable out of pocket travel expenses incurred by Seller in connection with such assistance.

5.0  REPRESENTATIONS AND WARRANTIES OF SELLER. Seller hereby represents and
     ----------------------------------------
     warrants to Purchaser that:

5.1  Corporate Organization.  Seller is a corporation duly organized, validly
     ----------------------
     existing and in good standing under the laws of the jurisdiction of its incorporation and has all requisite corporate power and authority to conduct the Business as now operated by it. Seller is duly qualified, licensed or domesticated and in good standing in the jurisdiction where the nature of its activities or the character of the properties owned, leased or operated by it in connection with the Business, require such qualification, licensing or domestication, except where such failure to qualify would not have a Material Adverse Effect on the condition of the Business or Purchased Assets (as defined below).

5.2  Corporate Authorization, Certain Corporate Actions, No Conflicts.  Seller
     ----------------------------------------------------------------
     has all requisite corporate power and authority to execute and deliver this Agreement and all necessary corporate proceedings have been taken to authorize the execution, delivery and performance by Seller of this Agreement and the transactions described herein. This Agreement is the legal, valid and binding obligation of Seller, and is enforceable as to the Seller in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. Except as set forth in Schedule
                                                                      --------
     5.2, neither the execution, delivery nor performance of this Agreement by
     ---
     Seller, nor consummation of the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, or both, either (i) conflict with or result in a default, right to accelerate or loss of rights relating to the Purchased Assets or result in the creation of any lien, charge or encumbrance relating to the Purchased Assets or to such right to sell Products pursuant to, any provision of Seller's charter, bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, law, rule or regulation or any order, judgment, or decree to which Seller is a party or by which Seller or any of the Purchased Assets or to such right to sell Products may be bound or affected or (ii) except as set forth in Schedule 5.2 , require any waiver, consent, approval,
                     ------------
     authorization or action of or filing with any third party.

5.3  Financial Information.  All the financial information contained in the
     ---------------------
     following Schedules is accurate in all material respects including without limitation the financial information specifically identified below:

     (a)  Schedule 2.1(c):  The dollar amount of Customer Allowances by type
          ---------------
          of customer discount, allowance or charge as of January 30, 2004.

     (b)  Schedule 3.3(c):  The amount of Seller's gross sales of Product for
          ---------------
          the period from April 1, 2003 through Closing, by Product model code or other designation and by customer on a monthly basis.

     (c)  Schedules 1.1(a)(i) and 1.1(a)(ii):  The quantity and the unit
          ----------------------------------
          price of the Inventories as of January 30, 2004 based upon the unit prices set forth in the landed price list provided by the Seller as set forth on Schedule 5.3(c)(i) ("Unit Prices"). Seller's current unit
                                            -----------
          prices (FOB Yantian) are set forth on schedule 5.3(c)(ii).

     (d)  Schedule 5.3(d):  "Gross Sales" and "Net Sales" amounts (each in
          ---------------
          U.S. dollars and by number of units sold, listed by Product model and by customer) of Products sold by Seller for each of the fiscal years ending March 31, 2002 and March 31, 2003 and for the period from April 1, 2003 through January 30, 2004. For avoidance of doubt, for purposes of this Agreement including but not limited to the Schedules, "Net Sales" shall mean Seller's gross sales of Product less returns.

5.4  Operations of the Business; Adequacy of Purchased Assets.
     --------------------------------------------------------

     (a)  Except as set forth in Schedule 5.4(a), as of the date immediately
                                 ---------------
          preceding the Closing Date the Business is operated and sales of Product to customers are made only through Seller and not through any direct or indirect subsidiary or affiliate of Seller or any third party.

     (b)  Except for the Excluded Assets or as set forth in Schedule 5.4(b) ,
                                                            ---------------
          the Purchased Assets constitute all the assets, properties and rights of every type and description owned by Seller, and used primarily in the conduct of the Business by Seller in the ordinary course as such Business has been operated during the twelve-month period prior to the Closing, and no assets, properties or rights material to the operation of the Business as it has been operated by Seller during such period are not being transferred to Purchaser hereby.

5.5  Title.  Except as set forth on Schedule 5.5, Seller owns all right, title
     -----                          ------------
     and interest in and to the Purchased Assets, free and clear of any mortgage, pledge, lien, encumbrance, security interest, license, sublicense, judgment, order, decree, stipulation or charge of any kind (collectively "Liens"). The right, title and interest to and in the Purchase Assets being transferred to Purchaser pursuant to this Agreement constitute all right, title and interest therein owned by Seller or licensed from third parties.

5.6  Litigation; Orders.  Except as set forth in Schedule 5.6, there is no
     ------------------                          ------------
     claim, legal action,
     administrative proceeding, governmental investigation, arbitration or other proceeding involving amounts in excess of Five Thousand Dollars ($5,000.00) (collectively, "Litigation") pending, nor to Seller's Knowledge (as defined
                     ----------
     below) threatened, against Seller, nor any claim, legal action, administrative proceeding, arbitration or other proceeding pending by Seller against any third party, arising from or otherwise relating to the Business or the Products. As of the date hereof, there is no judgment or outstanding order, injunction, decree, stipulation or award (whether rendered by a court or administrative agency, or by arbitration) against Seller relating to the Business or Products that would prohibit the consummation of the transaction contemplated by this Agreement.

5.7  Intellectual Property.  Schedule 5.7(i) contains a complete and correct
     ---------------------   ---------------
     list of all the Thinner Marks and Seller has not used any of the Thinner Marks in connection with any product other than the Products. To Seller's Knowledge, the Products do not infringe upon or otherwise violate any patent, trademark, trade secret or other intellectual property or other rights of any other Person and, except as set forth on Schedule 5.6, there is no claim or action by any Person pending, or to Seller's Knowledge threatened, with respect thereto. To Seller's Knowledge there is no infringement or improper use by any third party of any intellectual property owned or licensed by Seller in its operation of the Business including but not limited to patents, trade secrets and the Intellectual Property (collectively "Seller's Intellectual Property") and there is no action or proceeding instituted by Seller pending in which an act constituting an infringement of any of such the rights was alleged to have been committed by a third party. Schedule 5.7(ii) lists all licenses,
                                      ----------------
     sublicenses or agreements relating to the use by third parties of the Intellectual Property, and/or the use by the Business of the intellectual property of another Person, and there is no default under any such license, sublicense or agreement.

5.8  Compliance with Laws.  Since April 1, 2001 Seller has conducted the
     --------------------
     Business in a manner that materially complies with all applicable statutes, laws, regulations, ordinances, rules, judgments, orders or decrees applicable thereto except to the extent that any noncompliance does not have a Material Adverse Effect on the Business.

5.9  Taxes.  Other than liens for taxes not yet due and payable, there are no
     -----
     unpaid taxes, deficiencies, assessments, penalties, interest or other governmental charges relating to the income, receipts, payrolls, transactions, capital or other operations of the Business which are or could become a lien on any of the Purchased Assets.

5.10 Contracts.
     ---------
     (a)  Schedule 5.10(a) contains a listing of all Contracts including but
          ----------------
          not limited to Open Customer Orders and Open Supplier Purchase Orders, and a full and accurate summary description of any material oral contracts.

     (b)  Except as disclosed in Schedule 5.10(b), neither Seller nor, to
                                 ----------------
          Seller's Knowledge, any other party to any Contract (written or oral) is in material breach thereof or default thereunder, and to Seller's Knowledge there does not exist any event, default or condition which, with the giving of notice and/or the lapse of time, would constitute such a breach or default. Except as otherwise set forth in Schedule
                                                                     --------
          5.10(b), all Contracts are in full force and effect in accordance with
          -------
          their terms. No Contract (other than Open Supplier Purchase Orders or Open Customer Orders) requires the consent, notice to, assignment or approval of another party to be transferred, except as set forth in
          Schedule 5.10(b). Seller has provided Purchaser true, complete and
          ----------------
          correct copies of all written Contracts including, without limitation, Open Customer Orders and Open Supplier Purchaser Orders.

5.11 Inventories.  All Inventories are in merchantable condition in the ordinary
     -----------
     course of business. All Inventories not in transit (other than inventory consigned to Starcrest Products of California, Inc.) set forth on Schedule 1.1(a)(i) are located at Seller's facility in Hampton, Va. A list of all in-transit Inventories, and the expected dates of arrival, by location, is set forth in Schedule 1.1(a)(ii).
                  -------------------

5.12 Consents, Approvals, etc.  There are no filings required to be made by
     ------------------------
     Seller with, and there are no consents, approvals, permits or authorizations required to be obtained by Seller from, governmental and regulatory authorities or instrumentalities of the United States, the several states or any other jurisdiction in connection with the execution and delivery of this Agreement by Seller and the consummation by Seller of the transactions contemplated hereby.

5.13 Defects in Products or Designs; Products.
     ----------------------------------------
     (a) To Seller's Knowledge, there are no defects in the design or manufacture of Products or the tooling used to manufacture Products that would materially adversely affect the performance or quality of the Products or preclude attaining any currently required licenses, permits, approvals, registrations or certifications. Without limiting the foregoing, any and all defects in the design or manufacture of Products previously sold to Sharper Image and/or Products with glue or battery compartment problems have, as of the date hereof, been corrected and there are no such existing defects in the design or manufacture of Products that would have a Material Adverse Effect on the performance or quality of the Products.

     (b) The Products manufactured and sold by Seller have been designed and manufactured in compliance with all regulatory, engineering, industrial and other codes generally recognized as being applicable thereto. None of the Products has been the subject of any voluntary or involuntary recall campaign performed by Seller or any voluntary or involuntary recall campaign required by, or performed in cooperation with, any governmental agency, that would adversely affect the performance or quality of such Products and there are no claims or suits alleging violations of the Fair Packaging and Labeling Act. Seller has received no written statements, citations or decisions by any governmental or regulatory body specifically stating that any Product is defective or unsafe or fails to meet any standards promulgated by any such governmental or regulatory body or is misbranded. No product liability claims relating to the Products are presently pending (as to which Seller has been served) or, to Seller's Knowledge, threatened.

5.14 Customers.  Schedule 5.14  lists, on the basis of gross sales and Net Sales
     ---------   -------------
     (as defined in Section 5.3(d)) for the twelve (12) month period ended March 31, 2003 and the period from April 1, 2003 through January 30, 2004, the twenty (20) largest customers of the Business ("Customers"). Seller has
                                                     ---------
     received no written notice, and no senior executive of Seller, including, without limitation Frank Guidone, Mark Cappiello, John Hopkins, Steve Petrucelli, Robert Van Zeyl, Michael Kuskovsky and/or Paul Sung, has received any verbal notice, from any of the Customers that such Customer will terminate, cancel or discontinue a substantial portion of the business it conducts with the Business, within a scheduled or approximate time period, however, as previously disclosed to Purchaser in connection with Seller's non-binding internal projections (as to which no representations are made), Seller has experienced reduced current sales and anticipates reduced future sales to Linens-n-Things and Macy's East. Schedule 5.14 sets
                                                              -------------
     forth, by Customer, summaries of the Seller's pricing, payment, discount, allowance, and shipping arrangements with such Customer for identified Products ("Summaries"). Except as disclosed in Schedule 5.14, Seller has
                ---------                           -------------
     not entered into any express agreement with any Customers, whether in writing or oral, relating to the purchase, returns, discounts, allowances and/or pricing terms of Products that are not reflected in the Summaries.

5.15 Brokers.  Seller has not entered into any arrangement for the provision of
     -------
     services in connection with this Agreement or the transactions contemplated hereby that may give rise to an obligation to pay any brokers' or finders' fees or other commissions.

5.16 Customer Warranties.  Seller has provided to Purchaser, or will provide
     -------------------
     within ten (10) business days of Closing, complete and accurate copies of the standard warranties given to purchasers of Products currently in effect with respect to the Products (the "Product Warranties"). Seller has not
                                        ------------------
     given, nor to the Seller's Knowledge have any of its salespersons, employees, distributors or agents been authorized to give, any warranty that deviates from the Product Warranties.

5.17 Trade Returns. From April 1, 2003 through Closing, other than in the
     -------------
     ordinary course of business consistent with prior practices, Seller has not made any sale of Product to any customer, giving any such customer an express or implied right of return or allowance in lieu thereof for non-defective Product including for stock balancing or overstock of Product.

5.18 Certain Defined Items.  References in Sections 5.1 through 5.17 and
     ---------------------                 -------------------------
     elsewhere in this Agreement to (i) "Seller's Knowledge" shall mean actual knowledge of any of the following individuals: Frank Guidone, John Hopkins, Mark Cappiello, Steve Petrucelli, Robert Van Zeyl, Michael Kuskovsky or Paul Sung: (ii) "Material Adverse Effect" shall mean a material adverse effect on the value of the Purchased Assets or the financial condition, operations, or results of operations of the Business involving the sum in excess of $100,000.00; and (iii) "Person" shall mean any individual, corporation, limited liability company, partnership, proprietorship, trust or other entity of any kind.

6.0  REPRESENTATIONS AND WARRANTIES OF PURCHASER.  Purchaser hereby represents
     -------------------------------------------
     and warrants to Seller that:

6.1  Corporate Organization.  Purchaser is a corporation duly organized, validly
     ----------------------
     existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease, license and operate its properties and assets and to conduct the businesses now owned, leased, licensed and operated by it. Purchaser is duly qualified, licensed or domesticated and in good standing in each jurisdiction where the nature of its activities or the character of its properties require such qualification, licensing or domestication.

6.2  Corporate Authorization, Certain Corporate Actions,  No Conflicts.
     -----------------------------------------------------------------
     Purchaser has all requisite corporate power and authority to execute and deliver this Agreement and all necessary corporate proceedings have been taken to authorize the execution, delivery and performance by Purchaser of this Agreement and the transaction described herein. This Agreement is the legal, valid and binding obligation of Purchaser, and is enforceable as to Purchaser in accordance with its terms, except as such validity, binding effect or enforcement may be limited by bankruptcy, insolvency or similar laws affecting creditors' rights generally or by equitable principles relating to the availability of remedies. Neither the execution, delivery, nor performance of this Agreement by Purchaser will, with or without the giving of notice or the passage of time, or both, conflict with, result in a default, right to accelerate or loss of rights under, or result in the creation of any lien, charge or encumbrance pursuant to, any provision of Purchaser's certificate of incorporation or bylaws or any franchise, mortgage, deed of trust, lease, license, agreement, understanding, law, rule or regulation or any order, judgment, or decree to which Purchaser is a party or by which Purchaser may be bound or affected.

6.3  Litigation; Orders.  As of the date hereof, there is no judgment or
     ------------------
     outstanding order, injunction, decree, stipulation or award, or pending or threatened claims, suits or litigation against Purchaser that would prohibit the consummation of the transaction contemplated by this Agreement.

6.4  Consents, Approvals, etc.  There are no filings required to be made by
     ------------------------
     Purchaser with, and there are no consents, approvals, permits or authorizations required to be obtained by Purchaser from, governmental and regulatory authorities or instrumentalities of the United States, the several states or any other jurisdiction in connection with the execution and delivery of this Agreement by Purchaser and the consummation by Purchaser of the transaction contemplated hereby.

6.5  Brokers.  Purchaser has not entered into any arrangement for the provision
     -------
     of any services in connection with this Agreement or the transactions contemplated thereby that may give rise to an obligation to pay brokers' or finders' fees or other commissions.

7.0  DELIVERIES AT CLOSING
     ---------------------

7.1  Deliveries by Seller.  At the Closing, Seller shall deliver to Purchaser
     --------------------
     the following closing documents ("Seller's Documents"):
                                       ------------------

     (a) certificates executed by an executive officer of Seller as to authorization and incumbency in the form attached as EXHIBIT 7.1(A), which Purchaser hereby waives as a condition to Closing;

     (b) the Bill of Sale, Assignment and Assumption Agreement in the form attached as EXHIBIT 3.1.5, duly executed by an executive officer of Seller, and all other documents, certificates and agreements necessary to transfer to Purchaser good, marketable and legal title to the Purchased Assets, free and clear of any and all Liens thereon;

     (c)  assignments of all Intellectual Property in the forms attached as
          EXHIBIT 7.1(C), duly executed by an executive officer of Seller; and

     (d) evidence of release of all liens, charges and encumbrances on the Purchased Assets, subject to final approval for release of Seller's lender.


7.2  Deliveries by Purchaser.  At the Closing, Purchaser shall deliver to Seller
     -----------------------
     the following closing documents ("Purchaser's Documents"):
                                       ---------------------

     (a) a certificate executed by an executive officer of Purchaser as to authorization and incumbency, in the form attached as EXHIBIT 7.2(A), which Seller hereby waives as a condition to Closing; and

     (b) the Bill of Sale, Assignment and Assumption Agreement in the form attached as EXHIBIT 7.1(B), duly executed by an executive officer of Purchaser.

7.3  Effect of Closing Breach.  A party which fails to consummate the
     ------------------------
     transactions contemplated hereby on the Closing Date shall be deemed to be in material breach of its obligations hereunder, unless such failure results from the other party's failure to consummate the transactions (a "Closing Breach"). Upon the occurrence of a Closing breach, Seller's Documents and Purchaser's Documents shall automatically be deemed null and void and of no further force and effect, and Seller and Purchaser, as the case may be, shall destroy all copies of such documents, whether received in original, fax or e-mail form.

8.0  POST-CLOSING OBLIGATIONS.
     ------------------------

8.1  Product Marking.  Following Closing, all Products manufactured by Seller or
     ---------------
     its designees pursuant to purchase orders of Purchaser, shall be indelibly imprinted, stamped or otherwise tagged with a distinctive identifying mark (e.g., date stamp) which distinguishes all such products from products manufactured by or on behalf of Seller prior to Closing and included in Inventories and from products manufactured by or on behalf of Seller and sold to third parties. Within sixty (60) days after the Closing Date, Seller shall provide to Purchaser a sample of the distinguishing mark for each Product manufactured.

8.2  Access After Closing.  After the Closing, upon reasonable written notice,
     --------------------
     Purchaser and Seller shall furnish or cause to be furnished to each other and their respective accountants, counsel and other representatives reasonable access, during normal business hours, to such information (including records pertinent to the Business) and assistance relating to the Business as is reasonably necessary for operations, financial reporting and accounting matters, the preparation and filing of any returns, reports or forms or the defense of any tax claim or assessment. In the case of Seller, such assistance shall include access to any and all documents, records, files and correspondence relating to the Business, and Seller will use reasonable efforts to maintain at their offices or in offsite storage for the lesser of seven (7) years from the date of such document, record, file or correspondence or three (3) years after the Closing Date. In the case of Purchaser, such assistance shall include reasonably prompt written response to reasonable written inquiries of Seller related to such financial reporting, accounting and tax matters, cooperation in responding to audit reports made by taxing authorities to Seller regarding the Business, assisting Seller (including making its employees reasonably available at Seller's expense) in defending any lawsuits or claims against Seller with respect to Excluded Liabilities or relating to the operation of the Business by Seller prior to the Closing Date and, at Seller' request and expense, participation in audits conducted with respect to Seller. Purchaser shall use reasonable efforts to retain the books and records of Seller included in the Purchased Assets for a period of seven (7) years after the Closing. After the end of such respective retention period, before disposing of such books or records, Purchaser and Seller, as the case may be, shall use commercially reasonable efforts to give notice of the intended disposal to the other party, and such notified party, within a reasonable time after the receipt of such notice, will notify the other party whether to destroy such documents or whether the notified party will, at its cost and expense, remove and retain all or any part of such books or records as it may select.

8.3  Covenant Not to Compete. The parties acknowledge and agree that Purchaser
     -----------------------
     is acquiring, and the consideration paid by Purchaser hereunder reflects, the goodwill of the Business associated with the manufacture, marketing and/or sale of the Products. Therefore, as an inducement to enter into this Agreement and in partial consideration for the payment to Seller of the Purchase Price and the transfer of the Purchased Assets to Purchaser, the parties agree that for a period of five (5) years following the Closing Date, neither Seller nor any of its subsidiaries or affiliates shall directly or indirectly (a) market and/or sell any sensor-based kitchen or bathroom scales directly to retailers in North America and/or (b)market and/or sell to customers who, in turn, sell to retailers ("OEM Customers") in North America, any sensor-based kitchen or bathroom scales using Substantially Similar Designs , and/or (c) use any of the Thinner Marks anywhere in the world for any purpose except as may be agreed in writing by the parties hereto. Except as set forth above, nothing contained herein shall be construed to limit the ability of Seller to market and or sell products to OEM Customers.

8.4  Right of First Opportunity.  For the period of two (2) years after the
     --------------------------
     Closing Date, Purchaser shall have the right of first opportunity to have Seller manufacture exclusively for Purchaser for sale in North America, sensor-based kitchen or bathroom scale products based upon any new Industrial Design (as defined below) or special features or technology created, conceived, developed, owned or licensed by or for Seller after the Closing Date (collectively "New Product"); excluding, however, any New
                                 -----------
     Product being developed, now or in the future, at the request of a customer, for or in conjunction with such customer. Seller shall notify Purchaser in writing of any New Product and provide Purchaser with specifications, designs, samples, and/or prototypes of such New Product (collectively "Notice"). Purchaser and Seller shall negotiate in good faith with respect to the exclusive manufacture of such New Products including with respect to pricing and minimum volume commitments. Notwithstanding anything contained herein to the contrary, Seller shall have no obligation under this paragraph to undertake the manufacture of any New Products for which terms are not agreed within sixty (60) days of the date of Notice. For purposes of this Agreement, "Industrial Design" shall mean the exterior aesthetic design and/or nonfunctional exterior features of sensor-based bathroom and kitchen scale products bearing (A) in the case of scales having a non-glass platform, the visible top covering (including its sides) regardless of color or (B) in the case of glass scales, the visible frame (regardless of color) or if the frame underneath the glass platform is not visible due to the design of the glass platform, the unique shape and/or unique visible features of the glass platform regardless of color.

8.5  Confidentiality.  Seller and Purchaser agree that after the date hereof
     ---------------
     neither will nor will they permit any of their respective affiliates or subsidiaries to divulge to any person, firm or corporation any confidential information relating to the Business or the economic terms of this Agreement (except as is reasonably deemed by a party to be required in connection with public information requirements of applicable laws), including without limitation customers, customer lists, trade secrets, contracts, prices, suppliers or other business practices, unless and until
     (i) such information shall have ceased to be confidential as evidenced by general public knowledge or availability through public sources, (ii) such disclosure is required in order for Seller or any of its affiliates or subsidiaries to continue its business operations as contemplated by and not in violation of this Agreement and (iii) disclosure is required under order of a court or other body having jurisdiction, provided that the disclosing party shall have given prior notice to the other of any hearing or other proceeding in which the matter of such disclosure is to be heard.

8.6  Press Release.  The parties agree to issue only those press releases and
     -------------
     such other forms of public notification announcing the transaction contemplated hereby as is consented to in advance by the other party, such consent not to be unreasonably withheld, or as is reasonably deemed by a party to be required in connection with public information requirements of applicable laws.

8.7  Accounts Receivable; Improper Customer Deductions/Credits.  The parties
     ---------------------------------------------------------
     acknowledge that following Closing, customers of Seller and Purchasers may incorrectly apply payments or credits against a party not entitled to or responsible for such items under this Agreement. Therefore, in such event, the parties agree as follows:

     (a) Seller and Purchaser agree to (i) remit to the other party (the "Proper Payee") all receipts which are identified by the remitter as
           ------------
          being applicable to sale of Products by the Proper Payee, within seven
          (7) business days of receipt from the customer, (ii) provide contemporaneously to the Proper Payee copies of all documents received from the account debtors with respect to such remittances and (iii) provide to the Proper Payee such other reasonable cooperation as shall be necessary to assist Proper Payee's collection of such accounts receivable.

     (b) If any customer of Seller or Purchaser, as the case may be, credits the value of any warranty claims, allowances, discounts and any other customer deductions against any of its accounts payable to Seller or Purchaser, as the case may be, and such warranty claims, allowances, discounts or other deductions were appropriately borne by the other party under the provisions of this Agreement and/or the Transition Services Agreement, Seller and Purchaser shall reasonably cooperate to reimburse the other party in the amount of the obligation for such credit.

8.8  Further Assurances.  After the Closing and for no further consideration,
     ------------------
     Seller and Purchaser shall (a) perform all reasonable acts (including without limitation, the use of their commercially reasonable efforts to enable the other party to accomplish transfer of registration, permits, approvals, and the like as contemplated by this Agreement), and (b) execute, acknowledge and deliver such assignments, transfers, consents and other documents and instruments as the other party or its counsel may reasonably request, in each case, to vest in Purchaser or protect Purchaser's right, title and interest in, and enjoyment of, the Purchased Assets or to carry out the provisions and purposes of this Agreement.

9.0  CLOSING MATTERS.
     ---------------

9.1  Authorizations.  Seller and Purchaser, as promptly as practicable after the
     --------------
     date hereof, shall (a) use commercially reasonable efforts to obtain, or cause to be obtained, all authorizations, approvals, consents and waivers from all Persons necessary to be obtained by them or their affiliates in conjunction with the transactions contemplated by this Agreement, and (b) use commercially reasonable efforts to take, or cause to be taken, all other actions necessary, proper or advisable in order to fulfill their obligations hereunder and to carry out the intentions of the parties expressed herein. Seller and Purchaser will coordinate and cooperate with one another in exchanging such information and supplying such reasonable assistance as may be reasonably requested by each in connection with the foregoing.

9.2  Bulk Sales Compliance.  Each of Purchaser and Seller hereby waive
     ---------------------
     compliance with the provisions of any applicable statutes relating to bulk transfers of bulk sales. Seller agrees to indemnify and hold Purchaser harmless from and against any and all claims of Seller's creditors or others asserted against Purchaser resulting from such non-compliance, as provided in Section 11.1 hereof.

10.0 CONSENTS AND APPROVALS.  This Agreement shall not constitute an agreement
     ----------------------
     to assign or transfer any interest in any instrument, contract, lease, permit or other agreement or arrangement or any claim, right or benefit arising thereunder or resulting therefrom, if an assignment or transfer or an attempt to make such an assignment or transfer without the consent of a third party would constitute a breach or violation thereof or would affect adversely the rights of Purchaser or Seller thereunder. Any transfer or assignment to Purchaser by Seller of any interest under any instrument, contract, lease, permit or other agreement or arrangement that requires the consent of a third party shall be made subject to such consent or approval being obtained. Seller will cooperate with Purchaser in any lawful and economically feasible arrangement to provide that Purchaser shall receive Seller's interest in the benefits under any such instrument, contract, lease, permit or other agreement or arrangement, including a subcontract, sublease or performance by Seller as agent, provided that Purchaser shall undertake to pay or satisfy the corresponding liabilities for the enjoyment of such benefit to the extent Purchaser would have been responsible therefor if such consent or approval had been obtained. In the case of an instrument, contract, lease, permit or other agreement or arrangement with respect to which Purchaser subcontracts or subleases from Seller, Purchaser will be liable only to the extent agreed in such subcontract or sublease. Each party will pay its own costs of seeking to obtain or obtaining any necessary or desirable consent or approval whether before or after the Closing Date.

11.0 INDEMNIFICATION.
     ---------------

11.1 Seller's Indemnification. Seller hereby agrees to indemnify and hold
     ------------------------
     Purchaser harmless from, against and in respect of:

     (a) any and all loss, liability, or damage, including reasonable attorneys' fees and expenses (collectively "Damages") suffered or
                                                      -------
          incurred by Purchaser whether or not arising from a claim asserted by a third party against Purchaser or a claim asserted by the Purchaser against the Seller by reason of any breach of representation or warranty or non-fulfillment or non-performance of any covenant or agreement of Seller contained herein or in any certificate, document, instrument or agreement delivered to Purchaser pursuant hereto or in connection herewith; and

     (b) any and all Damages suffered or incurred by Purchaser in respect of or in connection with any Excluded Liabilities or the conduct of the Business by Seller prior to the Closing Date.


11.2 Purchaser's Indemnification.  Purchaser hereby agrees to indemnify and hold
     ---------------------------
     Seller harmless from, against, and in respect of:

     (a) any and all Damages suffered or incurred by Seller whether or not arising from a claim asserted by a third party against Seller or a claim asserted by the Seller against the Purchaser by reason of any breach of representation or warranty or non-fulfillment or non-performance of any covenant or agreement by Purchaser contained herein or in any certificate, document, instrument or agreement delivered to Seller pursuant hereto or in connection herewith; and

     (b) any and all Damages suffered or incurred by Seller by reason or in connection with the Assumed Liabilities or the conduct of the Business by Purchaser after the Closing Date.

11.3 Limitations on Indemnification.
     ------------------------------
     (a)  Notwithstanding Section 11.1above, Seller shall not be liable to
                          ------------
          indemnify Purchaser for Purchaser's Damages, and notwithstanding
          Section 11.2 above, Purchaser shall not be liable to indemnify Seller
          ------------
          for Seller' Damages, in either case arising from or relating to a breach of a representation or warranty set forth in this Agreement unless the Indemnified Party notifies the Indemnifying Party in writing of its claim or potential claim for indemnification not later than the end of the survival period for such representations specified in Section 12.0 of this Agreement. To avoid any ambiguity, the foregoing periods and the periods reflected in Section 12.0 are notification periods only within which notice of a claim for indemnification must be given and specifically shall not be deemed or construed to be a limitations period in which the Indemnified Party shall be required to file a lawsuit or initiate an arbitration proceeding relating to such claim against the Indemnifying Party.

     (b)  Notwithstanding Section 11.1 and 11.2 above, Seller shall not be
                          ---------------------
          liable to indemnify or have any other liability arising under this Agreement or otherwise to Purchaser for Purchaser's Damages, unless the aggregate of the Indemnified Party's Damages exceeds $100,000.00 and then only for the amount by which such aggregate exceeds $100,000.00 (the "Basket"), provided that the Basket shall not apply
                            ------    -------------
          to any claims made by Purchaser for breach of the representations contained in Section 5.5 regarding title; and provided, further, that
                       -----------                      --------  -------
          the Basket shall not apply to any claims made by Purchaser for breach of any representations or warranties qualified by "Seller's Knowledge" under the terms and provisions of this Agreement ("Seller's Knowledge Representations"). In the event that any adjustment of the Purchase Price occurs pursuant to Article 3 hereof, Purchaser shall not have any corresponding right to indemnification for Damages arising out of any breach of any representations, warranties, covenants or obligations contained herein which covers the same subject matter as, but only to the extent of, such adjustment of the Purchase Price. Furthermore, Seller shall not be liable to indemnify or have any other liability arising under this Agreement or otherwise to Purchaser for Purchaser's Damages, and Purchaser shall not be liable to indemnify or have any other liability arising under this Agreement or otherwise to Seller for Seller's Damages, in excess of a total aggregate amount equal to twenty percent (20%) of the Purchase Price (the "Cap").
                                                                    ---

     (c)  The limitations and provisions contained in Sections 11.3(a) and
                                                      --------------------
          11.3(b) shall not apply to any claim by Purchaser for indemnification
          -------
          based on any breach of the representations contained in Sections 5.5
                                                                  ------------
          regarding title or 5.9 regarding taxes and shall have no application to or effect on the Purchase Price adjustments required to be made pursuant to Sections 2.1.1, 3.3(b), 3.3(c), and\or 3.4(b) hereof. Furthermore, the limitations contained in Section 11.3(b) shall not
                                                    ---------------
          apply
         to breaches of any covenants or agreements contained in this Agreement.

     (d) Notwithstanding the foregoing except as set forth in Section 2.2, neither Seller nor the Purchaser will be entitled to indemnification with respect to consequential damages or with respect to punitive damages, except in the case of fraud or willful misconduct by the other party. Any indemnification amounts payable by an Indemnifying Party under Section 11.1 or 11.2 shall be calculated after giving
                      --------------------
          effect to (i) any proceeds (net of retro-premium adjustments and other expenses) actually received by an Indemnified Party from insurance policies covering the damage that is the subject of such claim for indemnity, and (ii) the actual realized tax benefit resulting from such damage.

11.4 Procedure.
     ---------
     (a) In order for a party (the "Indemnified Party"), to be entitled to any indemnification provided under this Agreement in respect of, arising out of or involving a claim made by any Person (other than the other party to this Agreement, to which this Section 11.4 shall not apply)
                                                 ------------
          against the Indemnified Party (a "Third Party Claim"), such
                                            -----------------
          Indemnified Party must notify the other party (the "Indemnifying
                                                              ------------
          Party") in writing of the Third Party Claim within fifteen (15)
          -----
          business days after receipt by such Indemnified Party or written notice of the Third Party Claim; provided, however, that failure to give such notification shall not affect the indemnification provided hereunder except to the extent the Indemnifying Party can demonstrate actual prejudice as a direct or indirect result of such failure. Thereafter, the Indemnified Party shall deliver to the Indemnifying Party, within fifteen (15) business days after the Indemnified Party's receipt thereof, copies of all notices and documents (including court papers) received by the Indemnified Party relating to the Third Party Claim.

     (b) If a Third Party Claim is made against an Indemnified Party, the Indemnifying Party will be entitled to participate in the defense thereof and, if it acknowledges in writing its obligations to indemnify the party seeking indemnification, subject to all provisions of this Article 11, and so chooses to assume the defense thereof with
                  ----------
          counsel selected by the Indemnifying Party. Should the Indemnifying Party so elect to assume the defense of a Third Party Claim, the Indemnifying Party will not be liable to the Indemnified Party for any legal or other expenses subsequently incurred by the Indemnified Party in connection with the defense thereof. If the Indemnifying Party assumes such defense, the Indemnified Party shall have the right to participate in the defense thereof and to employ counsel, at its own expense, separate from the counsel employed by the Indemnifying Party, it being understood that the Indemnifying Party shall control such defense and investigation. The Indemnifying Party shall be liable for the fees and expenses of counsel employed by the Indemnified Party for any period during which the

          Indemnifying Party has not assumed the defense thereof (other than after the 15-day period described in Section 11.4(a) if the
                                               ---------------
          Indemnified Party shall have failed to give notice of the Third Party Claim). If the Indemnifying Party chooses to defend or prosecute a Third Party Claim, the other party hereto shall cooperate in the defense or prosecution thereof. Such cooperation shall include the retention and (upon the Indemnifying Party's request) the provision to the Indemnifying Party of records and information that are reasonably relevant to such Third Party Claim, and making employees available on a mutually convenient basis to provide additional information and explanation of any material provided hereunder. If the Indemnifying Party chooses to defend or prosecute any Third Party Claim, the Indemnified Party will consent to any reasonable settlement, compromise or discharge of such Third Party Claim that the Indemnifying Party may reasonably recommend and which the Indemnifying Party will pay for or perform at its sole expense. If the Indemnifying Party shall have assumed the defense of a Third Party Claim, the Indemnified Party shall not admit any liability with respect to, or settle, compromise or discharge, such Third Party Claim without the Indemnifying Party's prior written consent, which shall not be unreasonably withheld.

11.5 Indemnification as Exclusive Remedy.  The indemnification provided in this
     -----------------------------------
     Article 11 shall be the exclusive post-closing remedy available to the
     ----------
     parties for any breach of representation, warranty, covenant or agreement contained in this Agreement or any other documents, instruments or agreements executed in conjunction with the transactions contemplate hereby, except as may otherwise be expressly provided for in this Agreement or any such document, instrument or agreement; provided, however, that either party shall be entitled to seek injunctive relief to enforce the provisions of the Agreement or any related agreements.

12.0 SURVIVAL OF REPRESENTATIONS AND WARRANTIES.  All statements,
     ------------------------------------------
     representations and warranties made by each of the parties hereto shall survive the Closing for a period of one (1) year, except that the representations contained in (i) Section 5.5 shall survive without
                                      -----------
     limitation as to time; and (ii) Section 5.9 shall survive until the
                                     -----------
     expiration of the latest applicable statute of limitations. All indemnities, covenants and agreements made herein shall survive for the period expressly indicated herein, or, if not so indicated, indefinitely.

13.0 ARBITRATION.
     -----------

     (a) Any dispute, controversy or claim arising out of or in connection with or relating to, this Agreement or any other agreement entered into pursuant hereto, or the transactions contemplated hereby, (a "Dispute"), including but not limited to any breach or alleged breach
           -------
          hereof, shall be determined and settled by arbitration in Stamford, Connecticut pursuant to the rules then in effect of the

          American Arbitration Association; provided, however, that in the event
                                            -----------------
          the Dispute involves an amount in excess of $250,000 the Dispute shall be heard by a panel of three (3) arbitrators: one selected by the Seller, one selected by the Purchaser and one mutually selected by the arbitrators selected by the Seller and Purchaser respectively.

     (b) The resolution of such arbitration shall be final and binding on the parties hereto and enforceable in a court of competent jurisdiction. The parties hereto hereby irrevocably submit to the nonexclusive jurisdiction of any court of competent jurisdiction for the purpose of enforcing any arbitration award.

     (c)  This Article 13 shall not preclude any of the parties hereto from
               ----------
          seeking injunctive or other temporary relief in any court of competent jurisdiction in the event of a breach or threatened breach of this Agreement or any related agreement.

14.0 NOTICES.  Any and all notices or other communications required or permitted
     -------
     to be given under any of the provisions of this Agreement shall be in writing and shall be deemed to have been duly given when personally delivered, one business day after being sent by express mail, or overnight courier service, five business days after being sent by first class registered mail, return receipt requested, or upon confirmation of receipt of a telefax (with a copy also sent by express mail or overnight courier services) addressed to parties at the addresses set forth below or at such other address as any party may specify by notice to the other parties, or, in the case of a telefax, to the telefax number indicated:

     If to Purchaser:

               Conair Corporation
               One Cummings Point Road
               Stamford, Connecticut  06902
               Attention:  Ron Diamond, President
               Telefax:  (203) 965-8348

     with a copy to:

               Richard Margulies
               Vice President and General Counsel
               Conair Corporation
               One Cummings Point Road
               Stamford, Connecticut  06902
               Telefax:  (203) 975-4658

     If to Seller:

               Measurements Specialties, Inc.
               Suite 206
               710 Route 46 East
               Fairfield, New Jersey 07004
               Attention:  Frank Guidone, CEO
               Telefax:  (973) 808-1787

     with a copy to:

               McCarter & English, LLP
               Four Gateway Center
               100 Mulberry Street
               Newark, NJ 07102
               Attention:  Kenneth E. Thompson, Esq.
               Telefax:  (973) 624-7070

15.0 MISCELLANEOUS.
     -------------

15.1 Entire Agreement; Modification.  This Agreement, together with the other
     ------------------------------
     transaction documents contemplated by and consummated pursuant to this Agreement, constitutes the entire agreement of the parties with respect to the subject matter and supersedes any prior agreements, oral or written, hereof and may not be modified, amended or terminated except by written agreement specifically referring to this Agreement and signed by each party hereto.

15.2 Waiver.  No waiver of any breach or default hereunder shall be considered
     ------
     valid unless in writing and signed by the party giving such waiver, and no such waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

15.3 Binding Effect.  This Agreement shall be binding upon and inure to the
     --------------
     benefit of each party hereto, its successors and assigns.

15.4 Numbers and Headings.  The section and paragraph numbers and headings
     --------------------
     contained herein and/or in any Schedules attached hereto are for the purposes of reference and convenience only and are not intended to define or limit the contents of said paragraphs or sections.

15.5 Exhibits and Schedules.  The Exhibits and Schedules referred to herein are
     ----------------------
     hereby incorporated by reference as if set out in full and form an integral part of this Agreement.

15.6 Transaction Taxes.  All sales, transfer and documentary taxes, if any, and
     -----------------
     any and all
     further taxes arising by virtue of the sale, transfers and deliveries to be made to Purchaser as contemplated hereby shall be paid by the entity or person on which such tax is imposed.

15.7 Counterparts.  This Agreement may be executed in one or more counterparts,
     ------------
     all of which taken together shall be deemed one original. This Agreement and any agreements referenced herein or required pursuant to the Closing may be executed and delivered by facsimile signature. The parties agree to deliver original signatures promptly following execution by facsimile signature.

15.8 Expenses.  Subject to any express provisions of this Agreement to the
     --------
     contrary, Purchaser shall bear the expenses, costs and fees (including attorneys' fees) incurred by it, and Seller shall bear the expenses, costs and fees (including attorneys' fees) incurred by it, in connection with the transactions contemplated hereby, the preparation and execution of this Agreement and compliance herewith.

15.9 Validity of Provisions.  If any provision of this Agreement or any
     ----------------------
     agreement referenced herein shall be held or deemed to be or shall, in fact, be inoperative or unenforceable as applied in any particular case because it conflicts with any other provision or provisions hereof or any constitution, statute, rule of public policy, or for any other reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections, or subsections of this Agreement or any other agreements referenced herein shall not affect the remaining portions thereof.

15.10 Governing Law.  This Agreement shall be governed by and construed in
      -------------
      accordance with the laws of the State of New Jersey applicable to contracts made and to be performed therein.

15.11 Monetary Values.  All monetary values as set forth herein shall refer to
      ---------------
      U.S. Dollars.


                        [SIGNATURES APPEAR ON NEXT PAGE]

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

                              PURCHASER:

                              CONAIR CORPORATION
                              By: /s/ Richard Margulies
                                  ---------------------
                              Its: Vice President and General Counsel
                                   ----------------------------------



                              SELLER:

                              MEASUREMENT SPECIALTIES, INC.

                                   BY: /s/ Frank Guidone
                                       ------------------
                                        FRANK GUIDONE
                                        CHIEF EXECUTIVE OFFICER